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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Crane Co. on Form S-3 of our reports dated January 24, 1994 (except for the note "Subsequent Event" as to which the date is February 11, 1994), appearing in and incorporated by reference in the Annual Report on Form 10-K of Crane Co. for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/  Deloitte & Touche
     DELOITTE & TOUCHE
     Stamford, Connecticut
     May 18, 1994